Exhibit 99.1

CERIDIAN COMMENTS ON PERSHING SQUARE PROXY FILING

MINNEAPOLIS – January 23, 2007 – Ceridian Corporation (NYSE: CEN) today commented on the proxy materials filed by Pershing Square Capital Management, L.P., to nominate eight directors to the Company’s Board of Directors at Ceridian’s next Annual Meeting of Stockholders.

Ceridian met with Pershing Square’s representatives on January 12, 2007, in an effort to open a constructive and beneficial dialogue about the Company. Following that meeting, Pershing Square sent a letter to the Ceridian Board, which inaccurately characterized a number of comments by Ceridian’s chief executive officer, Kathryn Marinello. On January 22, 2007, Ms. Marinello responded to Pershing Square, on behalf of the Company’s Board of Directors, to provide reassurance to Pershing Square and all Ceridian stockholders with respect to the concerns raised in Pershing Square’s letter. Despite these reassurances, Pershing Square has apparently chosen to proceed with a full-blown proxy contest.

The Company stated:

“The Ceridian Board of Directors is comprised of industry leaders who are committed to building shareholder value and positioning Ceridian for growth and success. The Board has confidence in the Company’s new leadership team and in Ceridian’s prospects for the future.

We are disappointed that Pershing Square has decided to pursue a potentially costly and disruptive proxy contest, especially in light of our reassurances in response to the concerns raised by Pershing Square in its letter. A proxy contest can only serve as a distraction to the Company when attention and resources would be better used in creating value for stockholders by improving the operations and earnings of the business. We assure all of our stockholders that we remain committed, as always, to doing what is right for our stockholders, our employees, and our customers.”

The Company noted that it is reviewing Pershing Square’s filing and after appropriate consideration will respond to it in detail.

ABOUT CERIDIAN
Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and employee assistance and work-life programs. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

FORWARD LOOKING STATEMENTS
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Certain matters discussed in this press release that are not historical or current facts constitute forward-looking statements that deal with potential future circumstances and developments. Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements. Such risks and

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uncertainties include the economic conditions in Ceridian's markets, competitive conditions, customer acceptance of Ceridian's services, and those additional factors that are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission (the “SEC”), including those factors discussed in Part I, Item 1A, “Risk Factors” of Ceridian's Annual Report on Form 10-K for the year ended December 31, 2005, as such factors are amended and supplemented by the risk factors contained in Part II, Item IA, “Risk Factors” of Ceridian's Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006, and September 30, 2006. This press release speaks only as of its date, and Ceridian disclaims any duty to update the information herein.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with its 2007 Annual Meeting, Ceridian will be filing a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., the company’s proxy advisor, for the 2007 Annual Meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning Ceridian at the SEC’s website at http://www.sec.gov. Free copies of Ceridian’s SEC filings are also available on Ceridian’s website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION
Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian’s stockholders with respect to the matters to be considered at Ceridian’s 2007 Annual Meeting. Information regarding the officers and directors of Ceridian is included in its definitive proxy statement for its 2006 Annual Meeting filed with the SEC on March 27, 2006, and on Ceridian’s website at http://www.ceridian.com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ceridian’s 2007 Annual Meeting.

CONTACTS:

Media Relations:
Pete Stoddart
Ceridian Corporation
952-853-4278

Investor Relations:
Craig Manson
Ceridian Corporation
952-853-6022

Joele Frank / Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

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